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                                                                      EXHIBIT 5
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                                        February 13, 2001

J. Baker, Inc.
555 Turnpike Street
Canton,  MA  02021

RE:  J. Baker, Inc.
     Non-Qualified Stock Option Grant
     --------------------------------

Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933 (the "Act"), of 25,000 shares of the Common Stock, par value $.50 per share of J. Baker, Inc. (the "Company") which may be issued under a J. Baker, Inc. Non-Qualified Stock Option Grant (such shares hereinafter collectively referred to as the "Shares").

     I have acted as counsel to the Company in connection with the registration of the Shares under the Act. I have examined the Restated Articles of Organization and the By-Laws of the Company, each as amended to date; such records of proceedings of the Company as I deemed material; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records and documents as I have considered necessary for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the plan pursuant to which they were issued, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

     I understand that this opinion is to be used in connection with the Registration Statement. I consent to the filing of a copy of this opinion with the Registration Statement.

                                        Very truly yours,


                                        Michael A. O'Hara
                                        First Senior Vice President
                                        Corporate Affairs
                                        General Counsel & Secretary
MOH:bas